UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2009

INVESTORS TITLE COMPANY
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 North Columbia Street, Chapel Hill, North Carolina	27514
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code:  (919) 968-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2009, the Compensation Committee of our Board of Directors approved the grant of stock appreciation rights (“SARs”) under the Investors Title Company 2001 Stock Option and Restricted Stock Plan, as amended and restated effective May 17, 2006, to each of our executive officers.  J. Allen Fine, our Chief Executive Officer and Chairman of the Board, James A. Fine, Jr., our President, Chief Financial Officer and Treasurer, and W. Morris Fine, our Executive Vice President and Secretary, each received a grant of 25,000 SARs with an exercise price of $27.97 per SAR.

Upon exercise of each SAR, the grantee is entitled to receive an amount (payable in shares of our common stock) equal to the difference between the closing price of our common stock on the business day immediately preceding the date of exercise and the exercise price.  The SARS granted to James A. Fine, Jr. and W. Morris Fine vest in twelve substantially equal quarterly installments beginning March 31, 2009.  The SARs granted to J. Allen Fine vest in two substantially equal quarterly installments beginning March 31, 2009.

A copy of the form of Investors Title Company Stock Appreciation Rights Agreement for executive officers is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Investors Title Company Stock Appreciation Rights Agreement for executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS TITLE COMPANY

Date: March 6, 2009	By:	/s/ James A. Fine, Jr.
James A. Fine, Jr.
President, Treasurer and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBITS

CURRENT REPORT ON FORM 8-K

Date of Event Reported:	Commission File No:
March 2, 2009	1-11774

INVESTORS TITLE COMPANY

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Investors Title Company Stock Appreciation Rights Agreement for executive officers